Exhibit 99.1
Palantir Reports Q4 2024 Revenue Growth of 36% Y/Y, U.S. Revenue Growth of 52% Y/Y; Issues FY 2025 Revenue Guidance of 31% Y/Y Growth, Eviscerating Consensus Estimates
February 3, 2025
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NASDAQ:PLTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.
“Our business results continue to astound, demonstrating our deepening position at the center of the AI revolution. Our early insights surrounding the commoditization of large language models have evolved from theory to fact,” said Alexander C. Karp, Co-Founder and Chief Executive Officer of Palantir Technologies Inc. “I would also like to congratulate Palantirians for their extraordinary contributions to our growth. They have earned every bit of the compensation from the delivery of their market-vesting stock appreciation rights (SARs).”
Q4 2024 Highlights
•U.S. revenue grew 52% year-over-year and 12% quarter-over-quarter to $558 million
◦U.S. commercial revenue grew 64% year-over-year and 20% quarter-over-quarter to $214 million
◦U.S. government revenue grew 45% year-over-year and 7% quarter-over-quarter to $343 million
•Revenue grew 36% year-over-year and 14% quarter-over-quarter to $828 million
•Closed 129 deals of at least $1 million, 58 deals of at least $5 million, and 32 deals of at least $10 million
•Closed a record-setting $803 million of U.S. commercial total contract value (“TCV”), up 134% year-over-year and 170% quarter-over-quarter
•U.S. commercial remaining deal value (“RDV”) of $1.79 billion, up 99% year-over-year and 47% quarter-over-quarter
•Customer count grew 43% year-over-year and 13% quarter-over-quarter
•Cash from operations of $460 million, representing a 56% margin
•Adjusted free cash flow of $517 million, representing a 63% margin
•GAAP net income of $79 million, representing a 10% margin
◦ $165 million of net income when excluding one-time SAR-related expenses, representing a 20% margin
•GAAP income from operations of $11 million, representing a 1% margin
◦$142 million of income from operations when excluding one-time SAR-related expenses, representing a 17% margin
•Adjusted income from operations of $373 million, representing a 45% margin
•Rule of 40 score of 81%
•GAAP earnings per share (“EPS”) of $0.03
◦$0.07 EPS when excluding one-time SAR-related expenses
•Adjusted EPS of $0.14
•Cash, cash equivalents, and short-term U.S. Treasury securities of $5.2 billion
FY 2024 Highlights
•U.S. revenue grew 38% year-over-year to $1.90 billion
◦U.S. commercial revenue grew 54% year-over-year to $702 million
◦U.S. government revenue grew 30% year-over-year to $1.20 billion
•Revenue grew 29% year-over-year to $2.87 billion
•Cash from operations of $1.15 billion, representing a 40% margin
•Adjusted free cash flow of $1.25 billion, representing a 44% margin

•GAAP net income of $462 million, representing a 16% margin
•GAAP income from operations of $310 million, representing an 11% margin
◦$442 million of income from operations when excluding one-time SAR-related expenses, representing a 15% margin
•Adjusted income from operations of $1.13 billion, representing a 39% margin
Q4 and FY 2024 Financial Summary
(Unaudited)

(Amounts in thousands, except percentages and per share amounts)	Fourth Quarter		Full Year 2024
	Amount		Amount
Revenue		$827,519		$2,865,507
Year-over-year growth		36%		29%

	Amount	Margin	Amount	Margin
Income from Operations	$11,043	1%	$310,403	11%
Adjusted Income from Operations	$372,522	45%	$1,128,062	39%
Cash from Operations	$460,327	56%	$1,153,865	40%
Adjusted Free Cash Flow	$517,385	63%	$1,249,222	44%
Net Income Attributable to Common Stockholders	$79,009	10%	$462,190	16%
Adjusted Net Income Attributable to Common Stockholders	$341,947		$1,001,849
Adjusted EBITDA	$379,528	46%	$1,159,649	40%
GAAP EPS, Diluted	$0.03		$0.19
Adjusted EPS, Diluted	$0.14		$0.41

Outlook
For Q1 2025, we expect:
•Revenue of between $858 - $862 million.
•Adjusted income from operations of between $354 - $358 million.
For full year 2025, we expect:
•Revenue of between $3.741 - $3.757 billion.
•U.S. commercial revenue in excess of $1.079 billion, representing a growth rate of at least 54%.
•Adjusted income from operations of between $1.551 - $1.567 billion.
•Adjusted free cash flow of between $1.5 - $1.7 billion.
•GAAP operating income and net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s annual letter is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our fourth quarter and year ended December 31, 2024 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantirearnings-q42024. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.

Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other filings and reports that we may file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our available funds to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us or our leadership, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the Russia-Ukraine and Israel conflicts, heightened interest rates, monetary policy changes, or foreign currency fluctuations, on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release, our earnings webcast, and our CEO’s letter:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution, annual contract value (“ACV”) is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts, and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV, ACV, and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “strategic commercial contracts” is as defined in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024.
•“Dollar-weighted duration basis” is the total value of contracts closed in the applicable period, divided by the dollar-weighted average contract duration of those same contracts.
•The term “Rule of 40” refers to the sum of our revenue growth rate year-over-year and our adjusted operating margin for each of the periods presented.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; income from operations when excluding one-time SAR-related expenses, which excludes the one-time accelerated stock-based compensation expense and employer payroll taxes related to our Market-Vesting SARs; operating margin when excluding one-time SAR-related expenses; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; net income when excluding one-time SAR-related expenses, which excludes the one-time accelerated stock-based compensation expense, employer payroll taxes, and income tax effects and adjustments related to our Market-Vesting SARs; EPS when excluding one-time SAR-related expenses, diluted; and adjusted EPS, diluted. Market-Vesting SARs are discussed further in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control. During the year and quarter ended December 31, 2024, we also excluded the one-time accelerated stock-based compensation expense and employer payroll taxes related to our Market-Vesting SARs as each is associated with the early acceleration of such Market-Vesting SARs upon achievement of the market condition of such awards. At the time of grant, the achievement of the market condition of the Market-Vesting SARs was difficult to predict and dependent on future events that were uncertain and were not within our control. We believe separate presentation of SARs-adjusted income from operations provides useful information regarding the impacts of our Market-Vesting SARs.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor

Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contacts
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue	$827,519	$608,350	$2,865,507	$2,225,012
Cost of revenue (1)	174,533	108,639	565,990	431,105
Gross profit	652,986	499,711	2,299,517	1,793,907
Operating expenses:
Sales and marketing (1)	288,295	197,363	887,755	744,992
Research and development (1)	171,502	109,283	507,878	404,624
General and administrative (1)	182,146	127,271	593,481	524,325
Total operating expenses	641,943	433,917	1,989,114	1,673,941
Income from operations	11,043	65,794	310,403	119,966
Interest income	54,727	44,545	196,792	132,572
Other income (expense), net	14,768	(4,092)	(18,022)	(15,447)
Income before provision for income taxes	80,538	106,247	489,173	237,091
Provision for income taxes	3,602	9,334	21,255	19,716
Net income	$76,936	$96,913	$467,918	$217,375
Less: Net income (loss) attributable to noncontrolling interests	(2,073)	3,522	5,728	7,550
Net income attributable to common stockholders	$79,009	$93,391	$462,190	$209,825
Earnings per share attributable to common stockholders, basic	$0.03	$0.04	$0.21	$0.10
Earnings per share attributable to common stockholders, diluted	$0.03	$0.04	$0.19	$0.09
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, basic	2,304,883	2,187,214	2,250,163	2,147,446
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, diluted	2,528,279	2,357,742	2,450,818	2,297,927
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$33,124	$11,000	$69,065	$35,995
Sales and marketing	97,953	43,689	239,121	160,645
Research and development	77,533	32,996	165,065	98,064
General and administrative	73,188	44,923	218,387	181,199
Total stock-based compensation	$281,798	$132,608	$691,638	$475,903

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,098,524	$831,047
Marketable securities	3,131,463	2,843,132
Accounts receivable, net	575,048	364,784
Prepaid expenses and other current assets	129,254	99,655
Total current assets	5,934,289	4,138,618
Property and equipment, net	39,638	47,758
Operating lease right-of-use assets	200,740	182,863
Other assets	166,217	153,186
Total assets	$6,340,884	$4,522,425
Liabilities and Equity
Current liabilities:
Accounts payable	$103	$12,122
Accrued liabilities	427,046	222,991
Deferred revenue	259,624	246,901
Customer deposits	265,252	209,828
Operating lease liabilities	43,993	54,176
Total current liabilities	996,018	746,018
Deferred revenue, noncurrent	39,885	28,047
Customer deposits, noncurrent	1,663	1,477
Operating lease liabilities, noncurrent	195,226	175,216
Other noncurrent liabilities	13,685	10,702
Total liabilities	1,246,477	961,460
Stockholders’ equity:
Common stock	2,339	2,200
Additional paid-in capital	10,193,970	9,122,173
Accumulated other comprehensive income (loss), net	(5,611)	801
Accumulated deficit	(5,187,423)	(5,649,613)
Total stockholders’ equity	5,003,275	3,475,561
Noncontrolling interests	91,132	85,404
Total equity	5,094,407	3,560,965
Total liabilities and equity	$6,340,884	$4,522,425

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2024	2023
Operating activities
Net income	$467,918	$217,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,587	33,354
Stock-based compensation	691,638	475,903
Noncash operating lease expense	41,239	47,019
Unrealized and realized (gain) loss from marketable securities, net	19,306	13,160
Noncash consideration	(52,521)	(46,609)
Other operating activities	24,795	(34,255)
Changes in operating assets and liabilities:
Accounts receivable, net	(211,157)	(106,159)
Prepaid expenses and other current assets	7,202	(6,197)
Other assets	4,681	3,242
Accounts payable	(18,841)	(31,832)
Accrued liabilities	115,634	52,895
Deferred revenue, current and noncurrent	22,356	79,512
Customer deposits, current and noncurrent	54,440	64,347
Operating lease liabilities, current and noncurrent	(48,966)	(49,630)
Other noncurrent liabilities	4,554	58
Net cash provided by operating activities	1,153,865	712,183
Investing activities
Purchases of property and equipment	(12,634)	(15,114)
Purchases of marketable securities	(5,395,913)	(5,636,406)
Proceeds from sales and redemption of marketable securities	5,073,507	2,889,268
Other investing activities	(5,615)	51,072
Net cash used in investing activities	(340,655)	(2,711,180)
Financing activities
Proceeds from the exercise of common stock options	745,396	218,238
Repurchases of common stock	(64,196)	—
Taxes paid related to net share settlement of equity	(218,280)	—
Other financing activities	444	601
Net cash provided by financing activities	463,364	218,839
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(6,745)	2,930
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,269,829	(1,777,228)
Cash, cash equivalents, and restricted cash - beginning of period	850,107	2,627,335
Cash, cash equivalents, and restricted cash - end of period	$2,119,936	$850,107

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Income from operations	$11,043	$65,794	$310,403	$119,966
Add: stock-based compensation	281,798	132,608	691,638	475,903
Add: employer payroll taxes related to stock-based compensation	79,681	10,953	126,021	36,907
Adjusted income from operations	$372,522	$209,355	$1,128,062	$632,776
Adjusted operating margin	45%	34%	39%	28%
Income from Operations When Excluding One-Time SAR-Related Expenses and Operating Margin When Excluding One-Time SAR-Related Expenses (in thousands, except percentages)

	Three Months Ended December 31, 2024	Years Ended December 31, 2024
Income from operations	$11,043	$310,403
Add: accelerated stock-based compensation expense related to Market-Vesting SARs	115,776	115,776
Add: employer payroll taxes related to Market-Vesting SARs	15,528	15,528
Income from operations when excluding one-time SAR-related expenses	$142,347	$441,707
Operating margin when excluding one-time SAR-related expenses	17%	15%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$460,327	$301,172	$1,153,865	$712,183
Add: cash paid for employer payroll taxes related to stock-based compensation	60,164	8,440	107,991	33,455
Less: purchases of property and equipment	(3,106)	(4,860)	(12,634)	(15,114)
Adjusted free cash flow	$517,385	$304,752	$1,249,222	$730,524
Adjusted free cash flow margin	63%	50%	44%	33%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income attributable to common stockholders	$79,009	$93,391	$462,190	$209,825
Add: net income (loss) attributable to noncontrolling interests	(2,073)	3,522	5,728	7,550
Less: interest income	(54,727)	(44,545)	(196,792)	(132,572)
Add: other (income) expense, net	(14,768)	4,092	18,022	15,447
Add: provision for income taxes	3,602	9,334	21,255	19,716
Add: depreciation and amortization	7,006	7,972	31,587	33,354
Add: stock-based compensation	281,798	132,608	691,638	475,903
Add: employer payroll taxes related to stock-based compensation	79,681	10,953	126,021	36,907
Adjusted EBITDA	$379,528	$217,327	$1,159,649	$666,130
Adjusted EBITDA margin	46%	36%	40%	30%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income and Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts and percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income attributable to common stockholders	$79,009	$93,391	$462,190	$209,825
Add: stock-based compensation	281,798	132,608	691,638	475,903
Add: employer payroll taxes related to stock-based compensation	79,681	10,953	126,021	36,907
Less: income tax effects and adjustments (1)	(98,541)	(47,312)	(278,000)	(151,026)
Adjusted net income attributable to common stockholders, diluted	$341,947	$189,640	$1,001,849	$571,609
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted	2,528,279	2,357,741	2,450,818	2,297,928
Adjusted earnings per share, diluted	$0.14	$0.08	$0.41	$0.25
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% for the periods ended 2024 and 2023.

Net Income When Excluding One-Time SAR-Related Expenses and Earnings Per Share When Excluding One-Time SAR-Related Expenses, Diluted (in thousands, except per share amounts and percentages)

Three Months Ended December 31, 2024
Net income attributable to common stockholders	$79,009
Add: accelerated stock-based compensation expense related to Market-Vesting SARs	115,776
Add: employer payroll taxes related to Market-Vesting SARs	15,528
Less: income tax effects and adjustments related to Market-Vesting SARs (1)	(45,599)
Net income when excluding one-time SAR-related expenses	$164,714
Net income when excluding one-time SAR-related expenses margin	20%
Adjusted weighted-average shares used in computing earnings per share when excluding one-time SAR-related expenses, diluted	2,528,279
Earnings per share when excluding one-time SAR-related expenses, diluted	$0.07
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% for the period ended 2024..